AMENDMENT NO. 32

TO

SECOND AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of April 17, 2020, amends the Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust, as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to (i) remove Invesco Oppenheimer Capital Income Fund, Invesco Oppenheimer Global Multi-Asset Income Fund and Invesco Oppenheimer Global Infrastructure Fund and (ii) reflect that the administrative services fee paid under the Agreement for Invesco Global Infrastructure Fund and Invesco Multi-Asset Income Fund may not be increased above a specified cap unless such increase is approved by a majority of the Fund’s outstanding voting securities or the Fund concurrently enters into a contractual arrangement with the Administrator to waive the increased amount;

NOW, THEREFORE, the parties agree as follows;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolios	Effective Date of Agreement	Advisory/Administrative Services Fee Limit
Invesco All Cap Market Neutral Fund	December 16, 2013	N/A

Invesco Balanced-Risk Allocation Fund	May 29, 2009	N/A

Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010	N/A

Invesco Greater China Fund	July 1, 2006	N/A

Invesco Developing Markets Fund	July 1, 2006	N/A

Invesco Emerging Markets Select Equity Fund	May 31, 2011	N/A

Invesco Endeavor Fund	July 1, 2006	N/A

Invesco Health Care Fund	July 1, 2006	N/A

Invesco Global Infrastructure Fund***	April 22, 2014	0.90% of the first $500M
0.85% of the next $500M
0.80% of the next $4B
0.75% of the excess over
$5B

Invesco Global Market Neutral Fund	December 16, 2013	N/A

Invesco Global Targeted Returns Fund	December 16, 2013	N/A

Invesco Long/Short Equity Fund	December 16, 2013	N/A

Invesco Low Volatility Emerging Markets Fund	December 16, 2013	N/A

Invesco Macro Allocation Strategy Fund	September 25, 2012	N/A

Invesco Multi-Asset Income Fund***	December 14, 2011	0.60% of the first $500M
0.55% of the next $500M
0.50% of the next $4B
0.45% of the excess over
$5B

Invesco Oppenheimer Developing Markets Fund	May 24, 2019	N/A

Invesco Oppenheimer Discovery Mid Cap Growth Fund	May 24, 2019	N/A

Invesco Oppenheimer Emerging Markets Innovators Fund	May 24, 2019	N/A

Invesco Oppenheimer Emerging Markets Local Debt Fund	May 24, 2019	N/A

Invesco Oppenheimer Fundamental Alternatives Fund	May 24, 2019	N/A

Invesco Oppenheimer Global Allocation Fund	May 24, 2019	N/A

Invesco Oppenheimer Global Strategic Income Fund	May 24, 2019	N/A

Invesco Oppenheimer International Bond Fund	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Alpha Fund	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Income Fund	May 24, 2019	N/A

Invesco Oppenheimer SteelPath MLP Select 40 Fund	May 24, 2019	N/A

Invesco Oppenheimer Total Return Bond Fund	May 24, 2019	N/A

Invesco Pacific Growth Fund	February 12, 2010	N/A

Invesco Select Companies Fund	July 1, 2006	N/A

Invesco U.S. Managed Volatility Fund	December 18, 2017	N/A

Invesco World Bond Factor Fund	July 1, 2006	N/A

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*

The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month not to exceed 0.0140% through June 30, 2019.

**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.
***

The administrative services fee paid under this Agreement may not be increased so that the combined advisory fee paid under the Advisory Agreement plus the administrative services fee paid under this Agreement exceeds the “Advisory/Administrative Services Fee Limit” in the table above unless such increase is approved by a majority of the Fund’s outstanding voting securities or the Fund concurrently enters into a contractual arrangement with IAI to waive the increased amount, provided that such contractual arrangement can only be eliminated by approval of a majority of the Fund’s outstanding voting securities.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary

AIM INVESTMENT FUNDS
(INVESCO INVESTMENT FUNDS)

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer